Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the1999 Employee Stock Purchase Plan and the 1999 Nonemployee Directors Stock Option Plan of Commtouch Software, Ltd. and 1998 Unit Option Plan of Wingra Technologies LLC of our report dated February 14, 2001 with respect to the consolidated financial statements and schedule of Commtouch Software, Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



Tel-Aviv, Israel                                  KOST, FORER & GABBAY
July 18, 2001                            A member of Ernst & Young International